                          INVESTMENT ADVISORY AGREEMENT

      THIS AGREEMENT, made as of October 29, 1993, between Pacific Capital Funds, a Massachusetts business trust (herein called the "Trust"), and Hawaiian Trust Company, Ltd., a state-chartered trust company having its principal place of business in Honolulu, Hawaii (herein called the "Investment Adviser").

      WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory services to certain existing investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity to certain additional investment portfolios of the Trust, all as now or hereafter may be identified on Schedule A hereto (such initial investment portfolios and any such additional investment portfolios together called the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

      2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

            (a) The Trust's Declaration of Trust, dated October 30, 1992, and filed with the Secretary of State of Massachusetts on the same date, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

            (b)   the Trust's By-Laws and any amendments thereto:


            (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;


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            (d)   the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on January 29, 1993, and all amendments thereto;

            (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the SEC and all amendments thereto (such Registration Statement, as in effect and as it shall from time to time be amended or supplemented, is herein called the "Registration Statement"); and

            (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

      3. Management. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and other investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

            (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will conform with all applicable Rules and Regulations of the SEC under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;


            (c) will place or cause to be placed orders for the Funds either directly with the issuer or with any broker or dealer. (In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by


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                  two or more brokers or dealers are comparable, the Investment
                  Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. In connection with its duties to arrange for the purchase and sale of the Trust's portfolio securities, the Investment Adviser will select such broker-dealers as will, in the Investment Adviser's judgment, implement the policy of the Trust to achieve "best execution," i.e., prompt, efficient and reliable execution of orders at the most favorable net price. The Trust understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through broker-dealers include a spread between the bid and asked prices. In allocating transactions to broker-dealers, the Investment Adviser is authorized to consider, in determining whether a particular broker-dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question and the value of research services provided by the broker-dealer, and thus need not pay the lowest spread or commission available if the Investment Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer, viewed either in terms of the particular transaction or the Investment Adviser's overall responsibilities as to the accounts over which it exercises investment discretion. If, on the foregoing basis, the transaction in question could be allocated to two or more broker-dealers, the Investment Adviser is authorized, in making such allocation, to consider (i) whether a broker-dealer has provided research services, as further discussed below and (ii) whether a broker-dealer has sold shares of the Trust or any other investment company or companies having the Investment Adviser as its investment adviser or having the same sub-adviser, administrator or principal underwriter as the Trust. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic or institutional activities. The Trust recognizes that no dollar value can be placed on such research services or on execution services, that such research services may or may not be useful to the Trust and/or other accounts of the Investment Adviser, and that research received by such other accounts may or may not be useful to the Trust. In no instance will portfolio securities be purchased from or sold to any affiliate of the Trust, including the Trust's distributor or investment adviser, or any affiliated person of any such person, except in accordance with Section 17 of the 1940 Act and the Rules and Regulations thereunder;


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            (d)   will maintain records with respect to the securities
                  transactions of the Funds and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request;

            (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, except to the extent that such information is generally available to the public other than as a result of disclosure by the Investment Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

            (f) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

      4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

      5.    Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      6. Expenses . During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of portfolio securities and the transaction costs of purchasing such portfolio securities (including brokerage commissions, if any) purchased for the Funds.


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

      7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee equal to the fee set forth on Schedule A hereto as it may be amended from time to time as agreed upon by the Trust and the Investment Adviser. The obligations of the Funds to pay the above-described fee to the Investment Adviser will begin as of the respective dates of the initial public sale of shares in the Funds.

            If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to the Fund's administrator under its Administration Agreement. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

      8. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

            It is further agreed that the Investment Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the 1940 Act and the 1933 Act, except for information supplied by the Investment Adviser for inclusion therein. The Investment Adviser shall promptly inform the Trust as to any information concerning the Investment Adviser appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment of this Agreement. Finally, the Trust agrees to indemnify the Investment Adviser to the full extent permitted by the Declaration of Trust and the 1940 Act.

      9. Duration and Termination. This Agreement will become effective as of the date first written above (or, if a particular Fund is not in existence on that


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            date, on the date the particular Fund commences operations after a registration statement relating to that Fund becomes effective with the SEC), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until its second anniversary.

            Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually
            (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

      10. Investment Adviser's Representations. The Investment Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations, including but not limited to the Glass-Steagall Act and the regulations promulgated thereunder.

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12. Use of Name. The Investment Adviser and the Trust each agree that the term "Pacific Capital Funds" (including, for all purposes of this paragraph, any combination, variation or abbreviation thereof and any logo or graphic used in association therewith) is a property right of an affiliate of the Investment Adviser which has been licensed to the Investment Adviser. The Investment Adviser hereby sublicenses the right to use such term to the Trust, subject such license and subject to the following agreements and comments. The Trust agrees and consents that: (i) it will use the term "Pacific Capital Funds" as a component of its corporate name, the name of any series or class, or both and for no other purpose; (ii) it will not grant to any third party the right to use the term "Pacific Capital Funds" for any purpose; (iii) the Investment Adviser or any corporate affiliate of the


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            Investment Adviser may use or grant to others the right to use the term "Pacific Capital Funds" as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Investment Adviser or one of its affiliates; and (iv) in the event that the Investment Adviser or an affiliate thereof is no longer acting as investment adviser to any Fund, the Trust shall, upon request by the Investment Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the term "Pacific Capital Funds" and following such change, shall not use the term "Pacific Capital Funds" as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and shareholders to take any and all actions that the Investment Adviser may request to effect the foregoing and to reconvey to the Investment Adviser any and all rights to such term.

      13. Miscellaneous. The names "Pacific Capital Funds" and "Trustees of Pacific Capital Funds" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 30, 1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed.

            The obligations of "Pacific Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all person dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    PACIFIC CAPITAL FUNDS

                                    By:  /s/ Stephen G. Mintos
                                        ---------------------------------
                                    Name: Stephen G. Mintos
                                    Title: President

                                    HAWAIIAN TRUST COMPANY, LTD.

                                    By:  /s/ Thomas J. Macdonald
                                        ---------------------------------
                                    Name: Thomas J. Macdonald
                                    Title: President


                                   7

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                               Schedule A
                                 to the
                      Investment Advisory Agreement
                    between Pacific Capital Funds and
                      Hawaiian Trust Company, Ltd.

          Name of Fund                             Compensation(1)
          ------------                             ---------------
Short Intermediate U.S.  Treasury       Annual rate of fifty one-hundredths of
Securities Fund and Tax-Free Short      one percent (o.50%) of the average daily
Intermediate Securities Fund            net assets of each such Fund.

Diversified Fixed Income Fund, U.S.     Annual rate of sixty one-hundredths of
Treasury Securities Fund and Tax-Free   one percent (0.60%) of the average daily
Securities Fund                         net assets of each such Fund

Growth Stock Fund, Balanced Fund and    Annual rate of eighty one-hundredths of
Income Stock Fund                       one percent (0.80%) of the average daily
                                        net assets of each such Fund.


                                    PACIFIC CAPITAL FUNDS


                                    By:  /s/ Stephen G. Mintos
                                        ------------------------------
                                    Name: Stephen G.  Mintos
                                    Title: President

                                    HAWAIIAN TRUST COMPANY,  LTD.

                                    By:  /s/ Thomas J. Macdonald
                                        ------------------------------
                                    Name: Thomas J. Macdonald
                                    Title: President


----------
(1) All fees are computed daily and paid monthly.


                                  A-1